UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UY SCUTI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39 East Broadway, Suite 603

New York, NY 10002
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one ordinary share and one right	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001	The Nasdaq Stock Market LLC
Rights to receive one-fifth (1/5) of one Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-284815.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and rights of UY Scuti Acquisition Corp., a Cayman Island company (the “Registrant”). The description of the units, ordinary shares and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on February 11, 2025, as amended from time to time (File No. 333-284815) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Solely the units will be traded until the 52nd day following the date of the Registrant’s final prospectus. The trading symbols for the securities, as listed on the NASDAQ Capital Market of The Nasdaq Stock Market LLC are as follows:

Units	UYSCU
Ordinary Shares	UYSC
Rights	UYSCR

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2025	UY Scuti Acquisition Corp.

	By:	/s/ Jialuan Ma
	Name:	Jialuan Ma
	Title:	Chief Executive Officer

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